UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Generac Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip code)

(262) 544-4811

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Amended and Restated Term Loan Credit Facility

On May 31, 2013, Generac Power Systems, Inc. (the “Borrower”), a wholly owned subsidiary of Generac Holdings Inc. (the “Company”), amended and restated its existing senior secured term loan credit facility dated as of February 9, 2012, as amended and restated as of May 30, 2012, and as further amended and restated as of May 31, 2013 (the “Term Loan Credit Agreement”), among the Borrower, Generac Acquisition Corp. (the “Parent”), the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. and Goldman Sachs Bank USA, as syndication agents.

The Term Loan Credit Agreement provides for a $1.2 billion term loan B credit facility (the “Term Loan”). The Term Loan Credit Agreement includes a $300.0 million uncommitted incremental term loan facility. The Term Loan is guaranteed by all of the Borrower’s wholly-owned domestic subsidiaries, the Parent and the Company, and is secured by associated collateral agreements which pledge a first priority lien on virtually all of the Borrower’s assets, including fixed assets and intangibles, and the assets of the guarantors (other than the Company), other than all cash, trade accounts receivable, inventory, and other current assets and proceeds thereof, which will be secured by a second priority lien.

The Term Loan amortizes in equal installments of 0.25% of the original principal amount of the Term Loan payable on the first day of April, July, October and January commencing on October 1, 2013 until the final maturity date of the Term Loan on May 31, 2020. The Term Loan initially bears interest at rates based upon either a base rate plus an applicable margin of 1.75% or adjusted LIBOR rate plus an applicable margin of 2.75%, subject to a LIBOR floor of 0.75%. Beginning in the second quarter of 2014, the applicable margin related to base rate loans can be reduced to 1.50% and the applicable margin related to LIBOR rate loans can be reduced to 2.50%, in each case, if the Borrower’s net debt leverage ratio falls below 3.00 to 1.00.

The Term Loan Credit Agreement contains restrictions on the Borrower’s ability to pay distributions and dividends (but which will permit the payment of the already announced special cash dividend described under Item 8.01 below). Payments can be made by the Borrower to the Company or other parent companies for certain expenses such as operating expenses in the ordinary course, fees and expenses related to any debt or equity offering and to pay franchise or similar taxes. Dividends can be used to repurchase equity interests, subject to limitations in certain circumstances. Additionally, the Term Loan Credit Agreement restricts the aggregate amount of dividends and distributions that can be paid and, in certain circumstances, requires pro forma compliance with certain fixed charge coverage ratios or gross leverage ratios, as applicable in order to pay certain dividends and distributions. The Term Loan Credit Agreement also contains other affirmative and negative covenants that, among other things, limit the incurrence of additional indebtedness, liens on property, sale and leaseback transactions, investments, loans and advances, mergers or consolidations, asset sales, acquisitions, transactions with affiliates, prepayments of certain other indebtedness and modifications of our organizational documents. The Term Loan Credit Agreement does not contain any financial maintenance covenants.

The Term Loan Credit Agreement contains customary events of default, including, among others, nonpayment of principal, interest or other amounts, failure to perform covenants,

inaccuracy of representations or warranties in any material respect, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events or the occurrence of a change in control (defined in the Term Loan Credit Agreement). A bankruptcy or insolvency event of default will cause the obligations under the Term Loan Credit Agreement to automatically become immediately due and payable.

Approximately $229.4 million of the proceeds from the Term Loan were used to repay the outstanding tranche B term loans of non-continuing lenders, which were scheduled to mature in May 2018. The Company intends to use a portion of the proceeds from the new Term Loans to fund a special cash dividend to its stockholders of $5.00 per share, or approximately $342 million in the aggregate, as described further under Item 8.01 below. After paying off the outstanding principal and accrued interest on the prior term loan facilities, the remaining funds from the new term loans will be used for general corporate purposes and to pay related financing fees and expenses.

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc. acted as joint lead arrangers.

The Term Loan Credit Agreement and associated collateral agreement amendment are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Amendment of ABL Revolving Credit Facility

Concurrent with the closing of the Term Loan Credit Agreement, on May 31, 2013, the Borrower also entered into an amendment of that certain Credit Agreement (the “ABL Credit Agreement”), among the Borrower, certain domestic subsidiaries of the Borrower, the Parent, the lenders party thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, as syndication agents, and Wells Fargo Bank, National Association, as Documentation Agent.

The ABL Credit Agreement amendment provides for a one year extension of the maturity date in respect of the $150.0 million senior secured ABL revolving credit facility provided under the ABL Credit Agreement (the “ABL Facility”). The extended maturity date of the ABL Facility is May 31, 2018.

Borrowings under the ABL Facility continue to bear interest at rates based upon either a base rate plus an applicable margin of 1.00% or adjusted LIBOR rate plus an applicable margin of 2.00%, in each case, subject to adjustments based upon average availability under the ABL Facility.

No amounts are currently outstanding under the ABL Facility.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Goldman Sachs Bank USA acted as joint lead arrangers for the ABL Credit Agreement amendment.

The ABL Credit Agreement amendment and associated collateral agreement amendment are attached hereto as Exhibits 10.3 and 10.4 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01                                           Other Events.

On June 3, 2013, the Company issued a press release announcing, among other things, the declaration of a special cash dividend of $5.00 per share on its common stock (the “Dividend”). The Dividend is payable to stockholders of record on June 12, 2013 and will be paid on June 21, 2013. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1

Restatement Agreement, dated as of May 31, 2013, to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, among Generac Acquisition Corp., Generac Power Systems, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. and Goldman Sachs Bank USA, as syndication agents.

10.2

Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, and as further amended and restated as of May 31, 2013, among Generac Power Systems, Inc., Generac Acquisition Corp., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. and Goldman Sachs Bank USA, as syndication agents.

10.3

First Amendment to the Guarantee and Collateral Agreement, dated as of May 31, 2013, to that certain Guarantee and Collateral Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, among Generac Holdings Inc., Generac Acquisition Corp., Generac Power Systems, Inc., certain subsidiaries of Generac Power Systems, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.4

Amendment No. 1 dated as of May 31, 2013 to the Credit Agreement, dated as of May 30, 2012, among Generac Power Systems, Inc., its Domestic Subsidiaries listed as Borrowers on the signature pages thereto, Generac Acquisition Corp., the lenders party thereto, Bank of America, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, as syndication agents, and Wells Fargo Bank, National Association, as

Documentation Agent.

10.5

First Amendment to the Guarantee and Collateral Agreement dated as of May 31, 2013, to that certain Guarantee and Collateral Agreement, dated as of May 30, 2012, among Generac Holdings Inc., Generac Acquisition Corp., Generac Power Systems, Inc., certain subsidiaries of Generac Power Systems, Inc. and Bank of America, N.A., as Administrative Agent.

99.1	Press release, dated June 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2013	GENERAC HOLDINGS INC.

	By:	/s/ York A. Ragen

	Name:	York A. Ragen

	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1

Restatement Agreement, dated as of May 31, 2013, to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, among Generac Acquisition Corp., Generac Power Systems, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. and Goldman Sachs Bank USA, as syndication agents.

10.2

Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, and as further amended and restated as of May 31, 2013, among Generac Power Systems, Inc., Generac Acquisition Corp., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. and Goldman Sachs Bank USA, as syndication agents.

10.3

First Amendment to the Guarantee and Collateral Agreement, dated as of May 31, 2013, to that certain Guarantee and Collateral agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, among Generac Holdings Inc., Generac Acquisition Corp., Generac Power Systems, Inc., certain subsidiaries of Generac Power Systems, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.4

Amendment No. 1 dated as of May 31, 2013 to the Credit Agreement, dated as of May 30, 2012, among Generac Power Systems, Inc., its Domestic Subsidiaries listed as Borrowers on the signature pages thereto, Generac Acquisition Corp., the lenders party thereto, Bank of America, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, as syndication agents, and Wells Fargo Bank, National Association, as Documentation Agent.

10.5

First Amendment to the Guarantee and Collateral Agreement dated as of May 31, 2013, to that certain Guarantee and Collateral Agreement, dated as of May 30, 2012, among Generac Holdings Inc., Generac Acquisition Corp., Generac Power Systems, Inc., certain subsidiaries of Generac Power Systems, Inc. and Bank of America, N.A., as Administrative Agent.

99.1	Press release, dated June 3, 2013.